EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-71822 and 333-134593 and Form F-3 (Registration Nos. 333-112136, 333-121611 and 333-126416) of our report dated March 30, 2006, with respect to the consolidated financial statements of LanOptics Ltd. included in this Annual Report on Form 20-F/A for the year ended December 31, 2005.

/s/ Kost Forer Gabbay and Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

June 22, 2006
Tel Aviv, Israel